                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                 FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



Date of Report (Date of earliest event reported)               February 18, 1999


                           Commission File #0-18018



                             AEROVOX INCORPORATED
            (Exact name of registrant as specified in its charter)



            Delaware                                            76-0254329
            --------                                            ----------
    (State or other jurisdiction of                           (I.R.S.Employer
    incorporation or organization)                          Identification No.)



               740 Belleville Avenue, New Bedford, MA     02745
               -------------------------------------------------
               (Address of principal executive offices)  (Zip Code)

                                (508) 994-9661
                                --------------
                         Registrant's telephone number
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ITEM  5.  OTHER EVENTS

On February 18, 1999, Aerovox Inc.("the Company") reported (copy of press release attached) that it has reached an agreement in principle to acquire the capacitor business of Compania General de Electronica, S.A. (CGE) of Mexico City, Mexico.

The Company is currently engaged in comprehensive and detailed negotiations regarding the specific terms of the acquisition. The Company expects to finalize the purchase within the next 60 days.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorize;

                                    AEROVOX INCORPORATED



DATE  March 5, 1999                 BY /s/ JEFFREY A TEMPLER
                                    ------------------------
                                    Jeffrey A. Templer, Senior Vice President
                                    and Chief Financial Officer
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                                                  Contacts:   Jeffrey A. Templer
                                                  Senior Vice President
                                                  (508) 910-3202

                                                  Lauren Nawrocki
                                                  Communications Specialist
                                                  (508) 910-3673

                         Aerovox Announces Acquisition

NEW BEDFORD, MA (February 18, 1999) Aerovox Incorporated (Nasdaq.NM:ARVX) announced today that it has reached an agreement in principle to acquire the capacitor business of Compania General de Electronica, S.A. (CGE) of Mexico City, Mexico.

The acquisition of CGE is expected to advance the global strategy of Aerovox by adding over $11 million in profitable sales. CGE's largest product line of motor start capacitors ties directly with the existing Aerovox motor start business, which will strengthen both its aluminum electrolytic product areas and its motor applications market segment.

The acquisition makes Aerovox the largest supplier of motor start capacitors in the world, in addition to already being one of the largest aluminum electrolytic manufacturers. CGE's strong presence in Mexico and Latin America will open new channels for the sale of all Aerovox products.

"We are enthusiastic about the synergies of these two great companies," said Aerovox President and CEO, Robert D. Elliott. "Enrique Sanchez A., President of CGE, has created a first-rate organization, and has consistently won customer acceptance in a very tough and competitive market. Both he and his entire team will be welcome additions to Aerovox, and key contributors to our goal of increasing profitability by becoming the preferred supplier of metallized film and electrolytic capacitors throughout the Americas and Europe."

Mr. Elliott also stated that he expects Mr. Sanchez to join the Aerovox Board of Directors after completion of the transaction, which is expected to be finalized by the end of the first quarter.

CGE was founded in 1960 in Mexico City, and manufactures both film and AC aluminum electrolytic capacitors for markets throughout North, Central and South America. In addition to its headquarters and principal manufacturing plant in Mexico City, CGE maintains sales offices in Fort Dodge, Iowa, and several locations in Mexico and Latin America.

Aerovox Incorporated is a leading manufacturer of film, paper and aluminum electrolytic capacitors. The Company sells its products worldwide, principally to original equipment manufacturers as components in electrical and electronic equipment. Aerovox has operations in New Bedford, Massachusetts; Huntsville, Alabama; Juarez, Mexico; and Weymouth, England.